Vertex Energy, Inc. 8-K/A

Exhibit 99.1

Mobile Refinery and Logistics Assets

Combined Financial Statements

For the years ended December 31, 2021 and 2020

Independent Auditor’s Report

Management
Shell Oil Company

Opinion

We have audited the combined financial statements of Mobile Refinery and Logistics Assets (the Company), which comprise the combined balance sheets as of December 31, 2021 and 2020, the related combined statements of operations, changes in net parent investment, and cash flows for the years then ended, and the related notes to the combined financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment of a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

As discussed in Note 1, the accompanying combined financial statements reflect the assets, liabilities, revenue and expenses directly attributable to the carve out entity as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in net parent investment, and cash flows in the combined financial statements. Our conclusion is not modified with respect to this matter.

Houston, Texas
May 31, 2022

Mobile Refinery and Logistics Assets

Combined Balance Sheets

(in millions of dollars)

		As of December 31,
	Notes	2021	2020
Assets
Current assets
Inventory	5	$133.0	$68.2
Accounts receivable - related parties	-	100.4	76.7
Accounts receivable - third parties	-	7.2	9.1
Environmental credits	9	96.1	24.3
Prepaid expenses	6	3.1	2.8
Taxes (other than income tax) receivable	-	0.2	0.5
Total current assets		340.0	181.6
Property, plant, and equipment, net	4	259.3	263.9
Deferred tax asset, net	10	33.5	23.9
Total assets		$632.8	$469.4

Liabilities
Current liabilities
Accounts payable - related parties	-	$3.8	$8.3
Accounts payable - third parties	-	9.5	5.9
Accrued liabilities - related parties	12	159.5	89.7
Accrued liabilities - third parties	12	19.9	14.5
Environmental credits	9	96.1	24.3
Taxes (other than income tax) payable	-	0.2	0.3
Total current liabilities		289.0	143.0
Capital lease obligations	11	9.8	12.1
Environmental obligations	8	1.3	1.4
Total liabilities		300.1	156.5
Net parent investment
Net parent investment	-	332.7	312.9
Total net parent investment		332.7	312.9
Total liabilities and net parent investment		$632.8	$469.4

The accompanying notes are an integral part of the combined financial statements.

Mobile Refinery and Logistics Assets

Combined Statements of Operations

(in millions of dollars)

		Years ended December 31,
	Notes	2021	2020

Revenue	—	$1,975.5	$1,145.5
Costs and expenses
Cost of sales	—	1,864.9	1,195.6
Operations and maintenance expenses - related parties	—	8.8	8.6
Operations and maintenance expenses - third parties	—	55.8	54.4
General and administrative expenses - related parties	—	30.3	24.4
General and administrative expenses - third parties	—	15.7	13.1
Property and other taxes	—	2.2	3.7
Depreciation and amortization	—	26.8	26.3
Loss on disposal of non-current assets	4	5.6	-
Operating loss		(34.6)	(180.6)

Interest expense	11	0.8	0.8
Loss before taxes		$(35.4)	$(181.4)

Income tax benefit	10	(9.6)	(49.7)

Net loss		$(25.8)	$(131.7)

The accompanying notes are an integral part of the combined financial statements.

Mobile Refinery and Logistics Assets

Combined Statements of Changes in Net Parent Investment

(in millions of dollars)

	Years ended December 31,
	2021	2020

Balance, beginning of period	$312.9	$275.9
Net loss	(25.8)	(131.7)
Net contributions from Parent	45.6	168.7
Balance, end of period	$332.7	$312.9

The accompanying notes are an integral part of the combined financial statements.

Mobile Refinery and Logistics Assets

Combined Statements of Cash Flows

(in millions of dollars)

	Years ended December 31,
	2021	2020
Operating activities

Net loss	$(25.8)	$(131.7)

Adjustments to reconcile loss to net cash flows from operating activities:
Depreciation and amortization	26.8	26.3
Deferred income tax benefit	(9.6)	(49.7)
Loss on disposal of non-current assets	5.6	—
Changes in assets and liabilities:
Inventory	(64.8)	43.9
Accounts receivable - related parties	(23.7)	47.8
Accounts receivable - third parties	1.9	—
Prepaid expenses	(0.3)	(0.3)
Taxes (other than income tax) receivable	0.3	0.2
Environmental credits assets	(71.8)	(12.2)
Accounts payable - related parties	(4.5)	(21.3)
Accounts payable - third parties	(2.2)	—
Accrued liabilities - related parties	69.8	(35.7)
Accrued liabilities - third parties	4.4	(2.8)
Environmental credits obligations	71.8	3.8
Taxes (other than income tax) payable	(0.1)	(3.8)
Environmental obligations	(0.1)	0.2
Net cash used in operating activities	(22.3)	(135.3)

Investing activities
Capital expenditures	(21.0)	(31.0)
Net cash used in investing activities	(21.0)	(31.0)

Financing activities
Repayment of capital lease obligations	(2.3)	(2.4)
Net contributions from Parent	45.6	168.7
Net cash provided by financing activities	43.3	166.3

Net change in cash and cash equivalent	—	—
Cash and cash equivalents at beginning of year	—	—
Cash and cash equivalents at end of year	—	—

Supplemental cash flow information
Noncash investing activities:
Capital lease	$—	$8.3

The accompanying notes are an integral part of the combined financial statements.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

1	Nature of Operations and Basis of Presentation

Nature of Operations - The Mobile Refinery and Logistics Assets (“carve-out operations,” “Asset Group,” “we,” “us,” or “our”) are a group of downstream assets that operate ten miles north of Mobile in Saraland, Alabama, which includes the Mobile Refinery and the Blakely Island Terminal, as well as the related logistics infrastructure of the Mobile Truck Rack. We are owned and operated by subsidiaries of Shell Oil Company. The term “Parent” refers collectively to Royal Dutch Shell plc, Shell Oil Company, and their subsidiaries.

Our carve-out operations consist of the Mobile Refinery and the Blakely Island Terminal operations in Alabama, which process heavy and sour crude to produce heavy olefin feed, regular gasoline, premium gasoline, jet fuel, and diesel fuel. The carve-out operations also include the Mobile Truck Rack, which facilitates vehicle distribution and includes terminal capacity.

On May 26, 2021, Vertex Energy Operating LLC (“Vertex Operating”), a wholly-owned subsidiary of Vertex Energy Inc. entered into a definitive Sale and Purchase Agreement to acquire from the Parent the Mobile, Alabama refinery, certain real property associated therewith, and related assets, including all inventory at the refinery as of closing and certain equipment, rolling stock, and other personal property associated with the Mobile refinery. The initial base purchase price for the assets was $75 million. Vertex Operating also paid for the hydrocarbon inventory located at the Mobile refinery, valued at $165 million at closing on April 1, 2022. In addition to refining assets, the transaction included the acquisition by Vertex Operating of approximately 3.2 million barrels of inventory and product storage and logistics and distribution assets, together with more than 860 acres of developed and undeveloped land, together with the Blakeley Island Crude and Products Terminal.

Basis of Presentation - The accompanying combined financial statements have been prepared in accordance with US Generally Accepted Accounting Principles (“US GAAP”) and reported in US dollars, which is both the functional and reporting currency of the Asset Group.

The combined financial statements have been prepared on a historical cost basis. The accompanying combined financial statements were derived from the consolidated financial statements and accounting records of the Parent. These combined financial statements reflect the historical results of operations, financial position, and cash flows of the carve-out operations. All intercompany transactions and accounts between us and the Parent have been reflected as accounts receivable - related parties, accounts payable - related parties, accrued liabilities

- related parties, and net parent investment in the accompanying combined balance sheets.

The accompanying combined statements of operations also include expense allocations for certain functions historically performed by the Parent, including allocations of general corporate expenses related to finance, legal, information technology, human resources, communications, shared services, employee benefits, and insurance. The portion of expenses specifically attributable to the carve-out operations is reflected in the combined financial statements in its entirety. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from the Parent, are reasonable. Nevertheless, the accompanying combined financial statements may not include all expenses that would have been incurred or reflect our results of operations, financial position, and cash flows had we operated as a stand-alone company during the years presented.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

We did not maintain separate bank accounts for the carve-out operations. The cash generated and used by our operations is deposited to the Parent’s centralized account, which is commingled with the cash of other entities controlled by the Parent. The Parent funds our operating and investing activities, as needed. Accordingly, we did not record any cash and cash equivalents held by the Parent on our behalf for the years presented. We reflected the cash generated by our operations and expenses paid by the Parent on behalf of our operations as accounts receivable - related parties, accounts payable - related parties, and net parent investment in the accompanying combined balance sheets, combined statements of changes in net parent investment, and net contributions from Parent in the accompanying combined statements of cash flows. Changes in current assets and current liabilities related to the Parent are reflected in the operating activities section of the combined statements of cash flows. The changes in net parent investment are reflected in the financing section of the combined statements of cash flows.

2	Summary of Significant Accounting Policies

Revenue Recognition - Our revenues are generated through the sale of refined petroleum products and terminalling and storage services. We recognize revenue from product sales at prevailing market rates at the point in time in which the customer obtains control of the product. Terminalling and storage revenues are recognized as services are rendered, and our performance obligations have been satisfied once the product has been transferred back to the customer. These services are short-term in nature, and the service fees charged to our customers are at prevailing market rates. The timing of our revenue recognition may differ from the timing of payment from our customers. A receivable is recorded when revenue is recognized prior to payment and we have unconditional right to payment. We record an allowance for doubtful accounts if the receivable no longer becomes probable of collecting; no allowances have been recorded for the years presented.

Leases - We lease assets for use in our operations. All lease agreements are evaluated and classified as either an operating lease or a capital lease. A lease is classified as a capital lease if any of the following criteria are met: transfer of ownership to the lessee by the end of the lease term, the lease contains a bargain purchase option, the lease term is equal to 75% or greater of the asset’s useful economic life, or the present value of the future minimum lease payments is equal to or greater than 90% of the asset’s fair market value. Capital leases are recorded at the lower of the net present value of the total amount of rent payable under the leasing agreement (excluding finance charges) or fair market value of the leased asset. Capital lease assets are depreciated on a straight-line basis over a period consistent with our normal depreciation policy for tangible fixed assets but not exceeding the lease term. Operating lease expense is recognized ratably over the entire lease term.

Net Parent Investment - In the accompanying combined balance sheets, net parent investment represents the Parent’s historical investment in us, our accumulated net earnings, and the net effect of transactions with, and allocations from, the Parent.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

Property, Plant, and Equipment - Property, plant, and equipment are initially recorded in the combined balance sheets at cost where it is probable that they will generate future economic benefits. Property, plant, and equipment are subsequently recognized at cost less accumulated depreciation in the combined balance sheets. Cost of repairs from normal maintenance of property are expensed as incurred. Gains and losses on disposal of property, plant, and equipment are determined by comparing disposal proceeds with the carrying amounts of assets sold and recognized in the combined statements of operations as gain or loss on disposal of property, plant, and equipment.

Depreciation - Refining facilities and related equipment are depreciated on a straight-line basis over their useful lives of two to 40 years. Where facilities and equipment, including major components, are significant in relation to the total cost of the assets and have differing useful lives, they are depreciated separately. Major inspection costs, overhaul, and turnaround activities are depreciated over the estimated period before the next planned major activity (two to nine years). Capital expenditures are not depreciated until assets are substantially complete and ready for their intended use.

Impairment of Assets - We evaluate long-lived assets of identifiable business activities for impairment when events or changes in circumstances indicate, in management’s judgment, the carrying value of such assets may not be recoverable. These events include market declines that are believed to be other than temporary, changes in the way we intend to use a long-lived asset, decisions to sell an asset, and adverse changes in the legal or business environment, such as adverse actions by regulators. If an event occurs, which is a determination that involves judgment, we perform an impairment assessment by comparing management’s estimate of forecasted undiscounted future cash flows associated with the asset to the asset’s net book value. If the net book value exceeds our estimate of forecasted undiscounted cash flows then an impairment is recorded, and the asset is remeasured to its fair value in accordance with the approaches prescribed in Accounting Standards Codification (“ASC”) 820. We did not recognize any asset impairments for the years ended December 31, 2021 and 2020.

Cost Classification - Cost of sales includes the purchase of material inputs into our refining process, utilities used in the refining process, and the cost of compliance with environmental regulations associated with our refining operations. Our operation and maintenance expenses include direct labor costs, repairs and maintenance, chemicals and catalysts, plant insurance, outside services, and some operational support services provided by the Parent.

Historically, the Parent and its related parties performed certain services which directly and indirectly supported our operations. Personnel and operating costs incurred by the Parent on our behalf were charged to us and are included in either general and administrative expenses or operations and maintenance expenses, depending on the nature of the employee’s role in our operations in the accompanying combined statements of operations. The Parent also performs certain general corporate functions for us related to finance, legal, information technology, human resources, communications, ethics and compliance, and other shared services. See “Note 6

– Related-Party Transactions” for further discussion on our related-party transactions.

Income Taxes - The Asset Group has never filed a separate state or federal return. For the purpose of preparing a tax provision for these combined financial statements, we used the separate return method to calculate the estimated tax impact. We follow the asset and liability method of accounting for income taxes, whereby deferred income taxes are recorded for the effect of differences between the accounting and income tax basis of an asset or liability. Deferred income tax assets and liabilities are measured using enacted or substantively enacted income tax rates as of the balance sheet date that are anticipated to apply to taxable income in the years in which temporary differences are anticipated to be recovered or settled.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

We review our deferred tax assets, including net operating loss carryovers, for recoverability and a valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset may not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Among other items, we consider the scheduled reversal of deferred tax liabilities, projected future taxable income, and available tax planning strategies. Based on the scheduled reversal of deferred tax liabilities, we believe that we will be able to realize our deferred tax assets in the future.

Pension and Other Postretirement Benefits - We participate in employee benefit programs sponsored by the Parent, consisting of a defined benefit pension plan and other postretirement benefits, including certain health care and life insurance benefits, for its retired employees and eligible surviving dependents. The estimated future cost of providing defined benefit pension and other postretirement benefits to all members of the program is determined by the Parent using its best estimate of demographic and financial assumptions.

For presentation of the accompanying combined financial statements, our portion of employee benefit plan costs have been allocated as a charge to us by the Parent. The Parent sponsors various employee pension and postretirement health and life insurance plans. We participate in the following defined benefit plans: Shell Oil Pension Plan, Shell Benefit Restoration Pension Plan, Alliance Restoration Plan, Shell Oil Company Comprehensive Welfare Benefits Plan, and Pennzoil-Quaker State Retiree Medical & Life Insurance. As a participant in these benefit plans, we recognize as expense an allocation from the Parent, and we do not recognize any employee benefit plan assets, liabilities, or other comprehensive income or loss. Pension expenses are included in general and administrative expenses in the accompanying combined statements of operations.

Inventories - Inventories of crude oil, feedstocks, and refined products are valued at the lower of cost or net realizable value using the First In, First Out (“FIFO”) basis. Costs include direct expenditures incurred in bringing an item or product to its existing condition and location. Materials and supplies are valued at the lower of cost or net realizable value. Net realizable value is the estimate of the selling price in the ordinary course of business less selling expenses. See “Note 5 – Inventory” for additional information.

Commitments and Contingencies - We are subject to litigation and regulatory proceedings as the result of our business operations and transactions. We utilize both internal and external counsel in evaluating our potential exposure to adverse outcomes from orders, judgments, or settlements. In general, we expense legal costs as incurred. When we identify specific litigation that is expected to continue for a significant period, is reasonably possible to occur, and may require substantial expenditures, we identify a range of possible costs expected to be required to litigate the matter to a conclusion or reach an acceptable settlement, and we accrue for the best estimate in the range. To the extent actual outcomes differ from our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings will be affected. See “Note 8 – Commitments and Contingencies” for additional information.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

Environmental Compliance Activities - We are subject to federal, state, and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their economic benefit. We expense costs such as permits, compliance with existing environmental regulations, remedial investigations, soil sampling, and testing and monitoring costs to meet applicable environmental laws and regulations, where prudently incurred or determined to be reasonably possible in the ordinary course of business. We record environmental liabilities when environmental assessments and/or remedial efforts are probable, and we can reasonably estimate the costs. If we determine that a loss is probable and the loss or range of loss can be estimated, we disclose the possible loss in the notes to the combined financial statements. We recognize receivables for anticipated associated insurance recoveries when such recoveries are deemed to be probable. See “Note 9 – Environmental Compliance Activities” for a full breakdown of environmental activities.

As our refinery resides within the United States, we are subject to biofuel requirements under the Renewable Fuels Standards (“RFS”) that requires us to purchase renewable identification numbers (“RINs”) credits to meet our obligation. Our refinery is also subject to the Environmental Protection Agency’s (“EPA”) Mobile Source Air Toxics (“MSAT”) gasoline fuel program, which requires us to meet an annual average gasoline benzene and sulfur content standard. See “Note 9 – Environmental Compliance Activities” for a breakdown of our liabilities and assets related to environmental compliance.

We account for the inventory and associated liabilities of our environmental credits on a gross basis. Our Asset Group generates Sulfur credits which are issued by the EPA. Benzene and RINs credits are either transferred from the Parent or purchased within the open market. The inventory is recorded once we obtain legal title of the credits and is recorded at historical cost. The obligations and associated expenses are accrued for during the fiscal year in which the obligation is incurred, and the liability is subsequently relinquished once the credits are surrendered to the EPA. The cost of the accrued expense is valued based upon the cost of the inventory and recognized on a FIFO basis. For the years ended December 31, 2021 and 2020, the cost of the obligation and associated expenses were based on actual known purchases of inventory or future purchase commitments.

Asset Retirement Obligations - We record a liability, which is referred to as an asset retirement obligation, at fair value for the estimated cost to retire a tangible long-lived asset at the time we incur that liability, which is generally when the asset is purchased, constructed, or leased. We record the liability when we have a legal obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, we record the liability when sufficient information is available to estimate the liability’s fair value.

We have obligations with respect to certain owned assets to clean and/or dispose of various component parts at the time the assets are retired. However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded. It is our practice and current intent to maintain all our assets and continue making improvements to those assets based on technological advances. As a result, we believe that our assets have indeterminate lives for purposes of estimating asset retirement obligations because dates, or ranges of dates, upon which we would retire such assets cannot reasonably be estimated at this time. We will recognize a liability at such time when sufficient information exists to estimate a date, or range of potential settlement dates, that is needed to employ a present value technique to estimate fair value.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

Use of Estimates - The preparation of combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying combined financial statements and notes. While management believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

Estimates and judgments are continually evaluated by management and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

3	Recent Accounting Pronouncements

ASC Topic 842, Leases - In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) to Topic 842, which requires lessees to recognize assets and liabilities for leases with lease terms greater than 12 months in the statement of financial position. This update also requires improved disclosures to help users of financial statements better understand the amount, timing, and uncertainty of cash flows arising from leases. In June 2020, the FASB issued ASU 2020-05 which extends the effective date to fiscal years beginning after December 15, 2021. We did not early adopt this accounting standard for these combined financial statements. We are currently evaluating the effect that adopting this new standard will have on our combined financial statements and related disclosures.

ASC Topic 326, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments - In June 2016, the FASB issued ASU to Topic 326 that changes the impairment model for trade receivables, net investments in leases, debt securities, loans, and certain other instruments. The standard requires the use of a forward-looking “expected loss” model as opposed to the current “incurred loss” model. This standard is effective for fiscal years beginning after December 15, 2022 and will be adopted on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the adoption period. We do not intend to early adopt this accounting standard for these combined financial statements. We are currently evaluating the effect that adopting this new standard will have on our combined financial statements and related disclosures.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

4	Property, Plant, and Equipment, net

Property, plant, and equipment, net consisted of the following:

	As of December 31,
	2021	2020
Refinery machinery and equipment	$488.0	$495.4
Leased assets	40.5	40.5
Assets under construction	16.7	12.1
Land	5.9	5.9
Others	6.6	6.6
Property, plant, and equipment at cost	557.7	560.5
Accumulated depreciation and amortization	(298.4)	(296.6)
Property, plant, and equipment, net	$259.3	$263.9

We recorded a loss on disposal of non-current assets of $5.6 million for the year ended December 31, 2021 related to refinery equipment retired in the year. No such losses were incurred during the year ended December 31, 2020.

5	Inventory

Inventory consisted of the following:

	As of December 31,
	2021	2020
Refined products	$72.8	$40.6
Crude and other feedstocks	55.7	23.8
Materials and supplies	4.5	3.8
Total Inventory	$133.0	$68.2

During the year ended December 31, 2020 we recorded a net realizable value adjustment of $23.0 million to refined products. No such adjustment was recorded during the year ended December 31, 2021.

6	Related-Party Transactions

Cash Management Program - We participate in the Parent’s centralized cash management and funding system. Our working capital and capital expenditure requirements have historically been part of the corporate-wide cash management program for the Parent. As part of this program, the Parent maintains all cash generated by our operations, and cash required to meet our operating and investing needs is provided by the Parent, as necessary.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

Related-Party Sales and Purchases - The Asset Group enters into transactions with related parties in the normal course of business, which includes purchases of crude oil, distribution of refined products, and sale of refined products and byproducts. A summary of the significant related-party transactions for the years ended December 31, 2021 and 2020 were as follows:

	Years ended December 31,
	2021	2020
Sales	$1,754.6	$1,007.6
Purchases	1,800.6	1,093.8

Related-Party Services - Historically, the Parent and its related parties performed certain services that directly and indirectly supported our operations. Expenses related to these services for the year ended December 31, 2021 and 2020, were $33.1 million and $27.6 million, respectively.

We are covered by the insurance policies of the Parent. For the years ended December 31, 2021 and 2020, our allocated prepaid insurance balance was $3.1 million and $2.8 million, respectively. Our insurance expense was

$6 million and $5.4 million for the years ended December 31, 2021 and 2020, respectively, which was included within operations and maintenance expenses in the accompanying combined statements of operations.

Employees who directly or indirectly support our operations participate in the pension, postretirement health and life insurance, and defined contribution benefit plans sponsored by the Parent, which includes other Parent subsidiaries. Our share of pension and postretirement health and life insurance costs for the years ended December 31, 2021 and 2020 were $4.6 million and $4.8 million, respectively. Our share of defined contribution plan costs for the years ended December 31, 2021 and 2020, were $2.2 million and $2.3 million, respectively. Pension and defined contribution benefit plan expenses are included in either general and administrative expenses or operations and maintenance expenses in the accompanying combined statements of operations, depending on the nature of the employee’s role in our operations.

7	Transaction with Major Customers and Concentration of Credit Risk

The Parent and the Parent’s subsidiaries accounted for substantially all of our total revenues for the years ended December 31, 2021 and 2020. As such, no third-party customer-generated revenue is greater than 10% of total revenues in 2021 or 2020.

No third-party customer accounted for accounts receivable greater than 10% of accounts receivable as of December 31, 2021 or 2020.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

8	Commitments and Contingencies

The Parent and certain subsidiaries are named defendants in lawsuits and governmental proceedings that arise in the ordinary course of business. For each of our outstanding legal matters, we evaluate the merits of the case, our exposure to the matter, possible legal or settlement strategies, and the likelihood of an unfavorable outcome. Actual liability with respect to these lawsuits is not determinable. Our management believes, based on legal counsels’ opinion, that any potential liability will not materially impact our combined financial position, operating results, or cash flows.

Environmental Matters - We accrue for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. The liability represents the expected costs of remediating contaminated soil and groundwater at the site. Costs of future expenditures for environmental remediation obligations are discounted to their present value. Our environmental remediation obligations consisted of the following:

	As of December 31,
	2021	2020
Environmental obligation - current	$—	$0.1

Environmental obligation - non-current	1.3	1.4

9	Environmental Compliance Activities

RINs Credits - We are required to comply with federal ethanol standards, and we recognize the related costs as part of our cost of sales. Our costs related to RFS compliance using RINs for the years ended December 31, 2021 and 2020 were $71.8 million and $24.3 million, respectively. Our environmental credits obligations and assets related to RFS compliance using RINs consisted of the following:

	As of December 31,
	2021	2020
Environmental credits asset - current	$96.1	$24.3
Environmental credits obligation - current	96.1	$24.3

Benzene Credits - We are required to comply with the federal benzene and sulfur standards for gasoline that is produced and sold within the United States. We recognize the related compliance costs as part of our cost of sales. No costs were incurred related to MSAT standards compliance for the years ended December 31, 2021 and 2020. No environmental credits obligation related to MSAT standards compliance existed as of December 31, 2021 or 2020.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

10	Income Taxes

Components of deferred income tax benefit related to our operations were as follows:

	Years ended December 31,
	2021	2020
Federal	$(7.3)	$(37.9)
State	(2.3)	(11.8)
Income tax benefit	$(9.6)	$(49.7)

Our reconciliation of effective tax rate is as follows:

	Years ended December 31,
	2021	2020
Loss before tax	$(35.4)	$(181.4)
Federal tax rate	21%	21%
Expected income tax benefit	$(7.4)	$(38.1)
Effect on income tax of
State tax benefit	$(1.8)	$(9.3)
Total income tax benefit	(9.2)	(47.4)
Revisions of deferred tax accounts	(0.4)	(2.3)
Income tax benefit	$(9.6)	$(49.7)

The tax effects of significant temporary differences representing deferred tax assets and liabilities were as follows:

	As of December 31,
	2021	2020
Deferred income tax assets
Net operating losses	$79.1	$72.5
Environmental obligations	0.4	0.4
Other	1.8	0.5
Total deferred income tax assets	81.3	73.4

Deferred income tax liabilities Property, plant, and equipment, net	(47.8)	(49.5)
Total deferred income tax liabilities	(47.8)	(49.5)
Non-current deferred tax asset, net	$33.5	$23.9

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

11	Leases

We have capital lease obligations for a hydrogen facility and an office building that mature in 2027 and 2022, respectively, both of which support our refining operations. We have an operating lease obligation related to storage.

Future minimum lease payments for capital and noncancelable operating leases as of December 31, 2021, are as follows:

Years ending December 31,	Capital Leases	Operating Leases
2022	3.0	0.2
2023	2.4	—
2024	2.4	—
2025	2.4	—
2026	2.4	—
Thereafter	1.9	—
Total minimum lease payments	14.5	0.2

Less interest	2.4
Total	$12.1

During the years ended December 31, 2021 and 2020, we recognized capital lease obligations of $12.1 million and $14.4 million, respectively. We recognized net capital lease assets of $12.3 million and $14.4 million as of December 31, 2021 and 2020, respectively. All interest expense recognized in 2021 and 2020 was related to capital lease obligations.

During the year ended December 31, 2021 and 2020, we recognized operating lease expenses of $19.4 million and $24.7 million, respectively.

12	Accrued Liabilities

Accrued liabilities – third parties consisted of the following:

	As of December 31,
	2021	2020
Capital expenditure accruals	$7.4	$6.4
Utility cost accruals	3.1	2.4
Capital lease obligations (see Note 11)	2.3	2.3
Transportation cost accruals	0.5	0.9
Other liabilities	6.6	2.5
Total accrued liabilities - third parties	$19.9	$14.5

Accrued liabilities – related parties consisted of accruals for the purchases of inventory.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

13	Subsequent Events

We have performed an evaluation of subsequent events through May 31, 2022, which is the date the combined financial statements were available to be issued.